UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                 Form 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



            Date of Report (Date of earliest event reported): March 22, 2000


                              CLICKACTION INC.
              (Exact name of registrant as specified in its charter)


Delaware                          0-26008                     77-0195362
(State or other                (Commission                  (I.R.S. Employer
 jurisdiction of                File Number)                Identification No.)
 incorporation)




2197 E. Bayshore Road, Palo Alto, California                          94303
(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code: (650) 473-3600

Not applicable.

            (Former name or former address, if changed since last report.)

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Item 5.	Other Events.

  On March 22, 2000, ClickAction Inc., a Delaware corporation, issued a press release announcing that its Board of Directors has declared a two-for-one stock split to be effected in the form of a stock dividend. The press release has been filed as an exhibit to this Report on Form 8-K, attached hereto as
Exhibit 99.1.

Item 7	Financial Statements and Exhibits.

   (c)	99.1	Press Release issued on March 22, 2000 by ClickAction Inc.


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                                SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              CLICKACTION INC.


                                      By: /s/ Gregory Slayton
                                          --------------------
                                         	Gregory Slayton
                                         	President and Chief Executive Officer



Date:	March 22, 2000


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                          INDEX TO EXHIBITS

99.1.	Press Release issued on March 22, 2000 by ClickAction Inc.

  Corporate Contact                           	Media Contact - ClickAction
  Dawn Scardina		                              Missy Shorey
  ClickAction Inc.                             Ogilvy Public Relations
  650.463.3948	                                202.452.7818
  dawns@clickaction.com                        missy.shorey@ogilvypr.com

For Immediate Release
---------------------
March 22, 2000

              CLICKACTION INC. ANNOUNCES TWO-FOR-ONE STOCK SPLIT

Palo Alto, California (March 22, 2000) - ClickAction(tm) Inc. (Nasdaq: CLAC), a leader in permission-based email relationship management, announced today that its Board of Directors has approved a two-for-one split of the Company's outstanding shares of common stock.

The stock split will be effected in the form of a stock dividend and will entitle each stockholder of record at the close of business on April 5, 2000 to receive one additional share of common stock for every share of common stock held. ClickAction expects the shares resulting from the split to be distributed by ClickAction's transfer agent on or about April 20, 2000.

As of March 21, 2000, ClickAction had approximately 5.6 million shares of common stock outstanding. Upon completion of the split, the number of shares outstanding will increase to approximately 11.2 million.


About ClickAction
ClickAction Inc. (Nasdaq: CLAC) is a proven leader of eMarketing application services that help businesses retain and grow profitable, one-to-one customer relationships. ClickAction Email Relationship Management (ERM) is a comprehensive service that enables marketers to conduct targeted permission-based email campaigns, collect and profile customer data, and access real-time results in an entirely web-hosted environment. The service easily integrates with legacy databases, advancing the real-time management of customer data across all channels. ClickAction has developed thousands of email campaigns for over 150 world class clients and partners including: Patagonia, Brooks Brothers, Sara Lee, Coach, Vicinity, Boise Cascade Office Products, and Dean and Deluca. ClickAction is a member of CAUCE, the Coalition Against Unsolicited Commercial Email, and works only with companies that are advocates of strict consumer privacy guidelines. For more information, visit www.ClickAction.com.

Forward Looking Statements

To the extent that any of the statements contained herein relating to the Company are forward-looking, such statements are based on current expectations that involve a number of uncertainties and risks. Such uncertainties and risks include, but are not limited to, the development of new products and services, the enhancement of existing products and services, the dependence on principal customers, competitive pricing pressures, product volume and mix, timing of orders received, and the introduction of competitive products and services having technological and/or pricing advantages. For further information, refer to the risk factors included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998 and the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1999, each as filed with the Securities and Exchange Commission.

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